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Exhibit 23.1

        [KPMG LETTERHEAD]

REPORT AND CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Vidéotron Ltée
300 Viger Avenue East
Montréal, Québec, Canada
H2X 3W4

The audits referred to in our report dated January 28, 2005, except as to note 21 (b) which is as of September 9, 2005, included the related financial statement schedule as at and for each of the years in the three-year period ended December 31, 2004, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our independent registered public accounting firm's report dated January 28, 2005, except as to note 21 (b), which is as of September 9, 2005, on the consolidated balance sheets of Vidéotron Ltée and its subsidiaries as at December 31, 2003 and 2004, and the consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004 included herein. We consent to the use of our independent registered public accounting firm's report dated January 21, 2005 on the balance sheets of Videotron Telecom Ltd. as at December 31, 2003 and 2004, and the statements of operations and deficit and cash flows for each of the years in the two-year period ended December 31, 2004 included herein and to the reference to our firm under the headings "Independent Registered Public Accounting Firm", "Summary Consolidated Financial and Operating Data and Pro Forma Combined Financial Information" and "Selected Consolidated Financial and Operating Data" in the Prospectus.

/s/ KPMG LLP

Chartered Accountants

Montréal, Canada
December 16, 2005

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REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM